     As filed with the Securities and Exchange Commission on July 16, 1997
                                                            File No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  ----------

                    SECURITY CAPITAL ATLANTIC INCORPORATED
            (Exact name of registrant as specified in its charter)

       MARYLAND                                          85-0415503
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

            Six Piedmont Center                              30305
             Atlanta, Georgia                             (Zip Code)
(Address of principal executive offices)

              Registrant's telephone number, including area code:
                                (404) 237-9292

                    SECURITY CAPITAL ATLANTIC INCORPORATED
                         1997 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                               Jeffrey A. Klopf
                                   Secretary
                              Six Piedmont Center
                           Atlanta, Georgia   30305
                                (404) 237-9292
                              (Agent for Service)
                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed           Proposed
                                                                   Maximum             Maximum
Title of Securities to be                  Amount to be         Offering Price        Aggregate                 Amount of
      Registered                            Registered            Per Share*        Offering Price*          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (including                3,000,000 Shares         $22.875             $68,625,000               $20,796
related preferred share
purchase rights)
====================================================================================================================================

*  Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the
   Common Shares as reported on the New York Stock Exchange on July 14, 1997.
====================================================================================================================================

                                    Part II


                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

Item 3.   Incorporation of documents by reference.

The following documents, which have heretofore been filed by Security Capital Atlantic Incorporated (the "Company" or "Registrant") with the Securities and Exchange Commission (File No. 1-12303) are incorporated by reference herein and shall be deemed to be a part hereof:

          (a)  Form 10-K for the year ended December 31, 1996;

          (b)  Form 10-Q for the quarter ended March 31, 1997;

          (c)  Form 8-K filed January 27, 1997 and March 26, 1997; and

          (d) The description of the Company's Common Shares (including the related preferred share purchase rights) contained in the Company's registration statement on Form 8-A, as amended;

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the issuance of the Common Shares registered hereunder will be passed upon for the Company by the law firm of Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has represented and is currently representing the Company and certain of its affiliates.

Item 6.   Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit of profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Registrant's officers and Directors are and will be indemnified under the Registrant's charter against certain liabilities. The Registrant's charter provides that the Registrant will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Registrant or (b) any individual who, while a Director or officer of the Registrant and at the request of Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, employee benefit plan or other enterprise.

The Registrant has the power, with the approval of the Registrant's Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Registrant in any of the capacities described in (a) or (b) above and to any employee or agent of the Registrant or its predecessors.

Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law permits the Registrant to advance reasonable expenses to a Director or officer upon the Registrant's receipt of
(a) a written affirmation by the Director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant's Bylaws and
(b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

The Registrant has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he or she was or is serving as an officer or Director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under
Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judicially determined criminal violations.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

See Index to Exhibits.

Item 9.   Undertakings.

A.   Rule 415 Offering.
    -----------------

The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Filings Incorporating Subsequent Exchange Act Documents by Reference.
     --------------------------------------------------------------------

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Indemnification of Directors and Officers.
     -----------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Constance B. Moore, James C. Potts, William Kell, Jeffrey A. Klopf, Ariel Amir, Edward J. Schneidman and Michael T. Blair and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, to sign a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or nominee, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 16, 1997.

                                  SECURITY CAPITAL ATLANTIC INCORPORATED

                                  By/s/ Constance B. Moore
                                    -------------------------------------
                                    Constance B. Moore
                                    Co-Chairman and Chief Operating Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                             Title                      Date
       ---------                             -----                      ----
/s/ JAMES C. POTTS.       Co-Chairman, Chief Investment Officer         July 16, 1997
------------------------  and Director
      James C. Potts

/s/ CONSTANCE B. MOORE    Co-Chairman, Chief Operating Officer          July 16, 1997
------------------------  and Director
      Constance B. Moore

/s/ WILLIAM KELL          Vice President and Controller                 July 16, 1997
------------------------  (Principal Financial and Accounting Officer)
      William Kell

/s/ M.A. GARCIA III       Director                                      July 16, 1997
------------------------
      M.A. Garcia III

/s/ NED S. HOLMES         Director                                      July 16, 1997
------------------------
      Ned S. Holmes

/s/ JOHN M. RICHMAN       Director                                      July 16, 1997
------------------------
      John M. Richman


                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number    Description of Document
------    -----------------------

4.1 Second Amended and Restated Articles of Incorporation of ATLANTIC (incorporated by reference to Exhibit 4.1 to ATLANTIC's Form S-11 Registration Statement (File No. 333-07071; the "ATLANTIC S-11"))

4.2 Articles of Amendment to Second Amended and Restated Articles of Incorporation of ATLANTIC (incorporated by reference to Exhibit 4.2 to the ATLANTIC S-11)

4.3 Articles of Amendment to Second Amended and Restated Articles of Incorporation of ATLANTIC (incorporated by reference to Exhibit 4.3 to the ATLANTIC S-11)

4.4 Articles Supplementary to Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 4.4 to ATLANTIC's Form 10-K for the year ended December 31, 1996 (File No. 1-12303, the "ATLANTIC 10-K"))

4.5 Second Amended and Restated Bylaws of ATLANTIC (incorporated by reference to Exhibit 4.4 to the ATLANTIC S-11)

4.6 Rights Agreement, dated as of March 12, 1996, between ATLANTIC and The First National Bank of Boston, as Rights Agent, including form of Rights Certificate (incorporated by reference to Exhibit 4.5 to the ATLANTIC S-11)

4.7 Security Capital Atlantic 1997 Long-Term Incentive Plan (incorporated by reference to Annex II to the Security Capital Group Incorporated Registration Statement on Form S-1 (File No. 333-26263))

5         Opinion of Mayer, Brown & Platt

15        Letter regarding unaudited interim financial information

23.1      Consent of Mayer, Brown & Platt (included in its opinion filed as
          Exhibit 5 hereto)

23.2      Consent of Ernst & Young LLP

24.1      Power of Attorney (included on page II-4)